UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2011
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 25, 2011, consistent with our previous announcement of the pending departure of Ernie L. Danner as President and Chief Executive Officer of Exterran GP LLC, we announced that Mr. Danner will depart as President and Chief Executive Officer effective October 31, 2011. Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. (“we”). Also effective October 31, 2011, Mr. Danner will resign as a member of the board of directors of Exterran GP LLC (the “Board”). A copy of Mr. Danner’s resignation letter is furnished as Exhibit 99.1 to this report.
     On October 24, 2011, in connection with Mr. Danner’s resignation, D. Bradley Childers was appointed to serve as interim Chief Executive Officer and interim Chairman of the Board of Exterran GP LLC, effective October 31, 2011, until the Board selects a permanent Chief Executive Officer. Mr. Childers has also been appointed as interim Chief Executive Officer of Exterran Holdings, Inc. (“Exterran”), the indirect owner of Exterran GP LLC, effective October 31, 2011.
     Mr. Childers, 47, was elected Senior Vice President of Exterran GP LLC in June 2006 and as a director of Exterran GP LLC in May 2008. He also serves as Senior Vice President of Exterran and as President, North America of Exterran Energy Solutions, L.P. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. (“Universal”) in August 2007, Mr. Childers was Senior Vice President of Universal and President of the International Division of Universal Compression, Inc., Universal’s wholly-owned subsidiary, positions he held since July 2006. Previously, he served as Senior Vice President, Business Development, General Counsel and Secretary of Universal beginning in April 2005 and as Senior Vice President, General Counsel and Secretary of Universal beginning in September 2002. Prior to joining Universal, he held various positions with Occidental Petroleum Corporation and its subsidiaries (an international oil and gas exploration and production company), from 1994 to 2002, including as Vice President, Business Development at Occidental Oil and Gas Corporation, and as a corporate counsel. Mr. Childers also serves as an officer and director of certain other Exterran Holdings majority-owned subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.
     Mr. Childers will receive compensation during his service as interim Chief Executive Officer of Exterran and Exterran GP LLC at the amounts previously disclosed for his current position in Exterran’s annual proxy statement. In addition, the compensation committee of Exterran’s board of directors expects to grant Mr. Childers an equity award for his service as interim Chief Executive Officer in an amount and upon terms to be determined at the conclusion of such service. Under the terms of our omnibus agreement with Exterran, we will be allocated a portion of Mr. Childers’ compensation cost to reimburse Exterran for the service he will provide to us as interim Chief Executive Officer of Exterran GP LLC, which we intend to disclose in our annual report on Form 10-K. Neither we nor Exterran GP LLC have any form of employment agreement with Mr. Childers, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Childers and any other person pursuant to which he was appointed as interim Chief Executive Officer. There are no family relationships between Mr. Childers and any executive officer or director of Exterran GP LLC, Exterran General Partner, L.P. or us.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Resignation letter of Ernie L. Danner

99.2	Press release by Exterran Partners, L.P. dated October 25, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

October 25, 2011	By:	/s/ MICHAEL J. AARONSON
Michael J. Aaronson
Vice President and Chief Financial Officer

Exhibit Index

99.1	Resignation letter of Ernie L. Danner

99.2	Press release by Exterran Partners, L.P. dated October 25, 2011